PARTICIPATION AGREEMENT

AMENDMENT NO. 3

This Agreement, made and entered into as of the 30th day of April, 2001 and amended on September 1, 2001, April 1, 2002 and August 5, 2002 (the "Agreement") by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, an insurance company organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company") on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation, is hereby amended as follows:

1. Schedule A is hereby deleted in its entirety and replaced with the following:

Schedule A

Separate Accounts and Associated Contracts

Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

Name of Separate Account and Form Number and Name of Contract

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F Futurity II Variable and Fixed Annuity Contract

July 13, 1989 RP-GR-CONT-98-1

RP-IND-MVA-98-1

Futurity III Variable and Fixed Annuity Contract

RCH-IND-MVA-00-1

RCH-GR-CERT-00-1

RCH-INDMVAPR-00-1

RCH-GRCERT-PR-00-1

Futurity Focus II Variable and Fixed Annuity Contract

FII-IND-MVA-00-1

FII-GR-CERT-00-1

FII-IND-MVAPR-00-1

FII-GR-CERTPR-00-1

Name of Separate Account and Form Number and Name of Contract

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F Futurity Accolade Variable and Fixed Annuity

July 13, 1989 Contract

FA-IND-MVA-99-1

FA-GR-CERT-99-1

FA-IND-MVAPR-99-1

FA-GR-CERTPR-99-1

Futurity Select Four Variable and Fixed Annuity Contract

RFF-IND-MVA-00-1

RFF-GR-CERT-00-1

RFF-INDMVAPR-00-1

RFF-GRCERT-PR-00-1

Futurity Select Four Plus Variable and Fixed

Annuity Contract

RFFII-IND-MVA-02

RFFII-IND-MVAPR-0

RFII-GR-CERT-02

RFII-GR-CERTPR-02

Futurity Select Seven Variable and Fixed

Annuity Contract

RCHII-IND-MVA-02

Futurity Select Freedom Variable and Fixed

Annuity Contract

FIIII-IND-MVA-02

Futurity Select Incentive Variable and Fixed

Annuity Contract

FAII-IND-MVA-02

All-Star Variable and Fixed Annuity Contract

RFFII-IND-MVA-02

RFFII-IND-MVAPR-0

RFII-GR-CERT-02

RFII-GR-CERTPR-02

All-Star Traditions Variable and Fixed

Annuity Contract

RCHII-IND-MVA-02

All-Star Freedom Variable and Fixed

Annuity Contract

FIIII-IND-MVA-02

All-Star Extra Variable and Fixed

Annuity Contract

FAII-IND-MVA-02

Name of Separate Account and Form Number and Name of Contract

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account G Sun Life Corporate Variable Universal Life Insurance

July 25, 1996 Policies

VUL-COLI-97

Futurity Corporate Variable Universal Life Insurance

Policies

VUL-COLI-97

Sun Life (N.Y.) Variable Account C Futurity Accolade NY Variable and Fixed Annuity

October 18, 1985 Contract

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 5, 2002.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: _________________________________________

Name:

Title:

By: _________________________________________

Name:

Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: _________________________________________

Name:

Title:

By: _________________________________________

Name:

Title:

RYDEX VARIABLE TRUST

By: _________________________________________

RYDEX DISTRIBUTORS, INC.

By: _________________________________________

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